Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of IWeb, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Wai Hok Fung, chief executive officer of the Company, and Cheng Kim Sing, chief financial officer of the Company, certify, pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 5, 2017	By:	/s/ Wai Hok Fung
Wai Hok Fung
President, Chief Executive Officer, and Director

Date: May 5, 2017	By:	/s/ Cheng Kim Sing
Cheng Kim Sing
Chief Financial Officer and Director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.